UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) March 12, 2013


                               LITHIUM CORPORATION
             (Exact name of registrant as specified in its charter)

           Nevada                     000-54332                  98-0530295
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

 113800 S. Virginia St. #2011, Reno, NV                           89511
(Address of principal executive offices)                        (Zip Code)

                                 (775) 410-5287
              (Registrant's telephone number, including area code)

                                 Not applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On March 15, 2013, we entered into amended and restated stock option agreements with certain directors, officers and consultants of our company. The agreements amend the exercise price of an aggregate of 500,000 stock options granted to directors and officers on September 23, 2010, which were exercisable at $0.28 per share and an aggregate of 200,000 stock options granted to consultants on May 31, 2012, which were exercisable at $0.07 per share. The stock options are now exercisable at $0.045 per share.

On March 15, 2013, we granted an aggregate of 200,000 stock options to consultants of our company pursuant to our 2009 Stock Plan. The stock options are exercisable for five years from the date of grant at an exercise price of $0.045 per share. We issued an aggregate of 200,000 stock options to two (2) US persons, relying on Rule 506 under Regulation D and/or Section 4(2) of the Securities Act of 1933.

ITEM 7.01 REGULATION FD DISCLOSURE

On March 12, 2013, we issued a news release announcing that we have staked strategically located claims on our Fish Lake Valley Property in Esmeralda County, Nevada.

Staking costs for the project are estimated at $4,831.80

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1     Form of amended and restated stock option agreement.

99.1     News Release dated March 12, 2013.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIUM CORPORATION


/s/ Tom Lewis
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Tom Lewis
President and Director
Date: March 15, 2013

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